Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, MARCH 13, 2025

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2024

Williamsburg, Virginia – March 13, 2025 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and year ended December 31, 2024. The Company’s results include the following*:

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	($ in thousands except per share data)		($ in thousands except per share data)
Total revenues	$43,952	$42,148	$181,894	$173,838
Net (loss) income	(1,118)	(770)	1,180	3,810
Net loss attributable to common stockholders	(3,034)	(2,683)	(6,675)	(4,036)

EBITDA	9,383	8,490	40,883	39,079
Hotel EBITDA	10,668	10,300	46,813	44,788

FFO attributable to common stockholders and unitholders	1,571	1,915	12,017	13,193
Adjusted FFO attributable to common stockholders and unitholders	1,955	2,803	14,290	14,542

Net loss per common share - diluted	$(0.16)	$(0.14)	$(0.34)	$(0.22)
FFO per common share and unit	$0.08	$0.10	$0.61	$0.68
Adjusted FFO per common share and unit	$0.10	$0.14	$0.72	$0.75

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Hotel EBITDA, Funds From Operations (“FFO”) attributable to common stockholders and unitholders, Adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and Adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net (loss) income later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company,” “Sotherly,” “we,” “us,” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Lyfe Resort & Residences (f/k/a Hyde Resort & Residences) and the Hyde Beach House Resort & Residences, increased 2.6% to $108.99, for the three months ended December 31, 2024, from $106.25 in the comparable period in 2023. Changes in RevPAR were driven by a 4.1% increase in occupancy to 64.1% from 60.0% in the comparable 2023 period, and a 3.9% decrease in the average daily rate (“ADR”) to $170.10 for the three months ended December 31, 2024, from $177.07 for the comparable period in 2023. For the twelve months ended December 31, 2024, RevPAR increased 3.7% to $119.26, from $114.96 in the comparable period in 2023. Changes in RevPAR were driven by an increase in the occupancy to 67.2% for the twelve months ended December 31, 2024, from 62.8% for the comparable period in 2023 and by a 3.0% decrease in ADR to $177.56 from $182.97 in the comparable 2023 period.
•
Revenue. Total revenue increased to approximately $44.0 million, from approximately $42.1 million, for the three months ended December 31, 2024 and 2023, respectively. For the twelve months ended December 31, 2024, total revenue increased to approximately $181.9 million, from approximately $173.8 million during the comparable period in 2023.
•
Net loss attributable to common stockholders. For the three months ended December 31, 2024, net loss attributable to common stockholders increased approximately $0.4 million, compared to the three months ended December 31, 2023, from a loss of approximately $2.7 million to a loss of approximately $3.0 million. For the twelve months ended December 31, 2024, net loss attributable to common stockholders increased 65.4%, or approximately $2.7 million, over the twelve months ended December 31, 2023, from a loss of approximately $4.0 million to a loss of approximately $6.7 million.
•
Hotel EBITDA. Hotel EBITDA increased to approximately $10.7 million for the three months ended December 31, 2024, from approximately $10.3 million for the comparable period in 2023. Hotel EBITDA for the twelve months ended December 31, 2024 increased approximately $2.0 million to approximately $46.8 million, from approximately $44.8 million generated in the comparable 2023 period.
•
Adjusted FFO attributable to common stockholders and unitholders. For the three months ended December 31, 2024, Adjusted FFO attributable to common stockholders and unitholders decreased 30.3%, or approximately $0.8 million, over the three months ended December 31, 2023, from approximately $2.8 million to approximately $2.0 million. For the twelve months ended December 31, 2024, adjusted FFO attributable to common stockholders and unitholders decreased 1.7%, or by approximately $0.2 million, over the twelve months ended December 31, 2023, from approximately $14.5 million to approximately $14.3 million.
•
Preferred Dividends. On January 28, 2025 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.492188 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on March 14, 2025 to shareholders of record as of February 28, 2025.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, "The fourth quarter continued the positive trends we witnessed in 2024, as both total revenues and Hotel EBITDA saw incremental increases over the fourth quarter of 2023. In the quarter, total revenues were $44.0 million, an increase of $1.8 million over the fourth quarter of 2023. For the full year, Sotherly’s total revenues continued to grow, increasing by 4.6%, or more than $8.0 million to $181.9 million. For 2024, total Hotel EBITDA increased $2.0 million to $46.8 million, a 4.5% increase. Throughout 2024, Sotherly continued to successfully navigate the mortgage markets, by completing refinancings or extensions of mortgages at several of its hotels, including the Doubletree at the Philadelphia Airport; Hotel Alba, in Tampa; and the Doubletree in Jacksonville, Florida. Concurrently, the Company continues its efforts in executing life cycle improvements in conjunction with the renewal of Hilton franchises at its DoubleTree locations in Philadelphia and Jacksonville. Restoration of post Hurricane Helene damage at the Hotel Alba in Tampa continues to proceed. The hotel was fully operational in Q4. To date, the work associated with this fully insured casualty, including significant business interruption insurance proceeds, has been efficiently executed and only final FF&E replacements and elevator work remain to be accomplished. Looking ahead to 2025, Sotherly is encouraged by ongoing improvements in demand at many of our markets that were slow to recover following the pandemic. Our hotels in Houston, Atlanta, Hollywood (Florida), and Philadelphia continue to meet enhanced revenue and profitability targets as we transition into Q1 of 2025, which is an encouraging sign for the total portfolio."

Balance Sheet/Liquidity

As of December 31, 2024, the Company had approximately $28.7 million of available cash and cash equivalents, of which approximately $21.4 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $319.3 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.88%.

2025 Outlook

Set forth below is the Company's guidance for 2025. The table below reflects the Company’s projections, within a range, of various financial measures for 2025, in thousands of dollars, except per share and RevPAR data:

	2025 Guidance
	Low Range	High Range

Total revenues	$183,388	$188,168
Net (loss) income	(676)	129
Net loss attributable to common stockholders and unitholders	(8,651)	(7,846)

EBITDA	41,879	42,704
Hotel EBITDA	48,829	49,619

FFO attributable to common stockholders and unitholders	10,539	11,344
Adjusted FFO attributable to common stockholders and unitholders	11,544	12,349

Net loss per share attributable to common stockholders	$(0.43)	$(0.39)
FFO per common share and unit	$0.52	$0.56
Adjusted FFO per common share and unit	$0.57	$0.61
Rev PAR	$119.77	$122.89
Hotel EBITDA margin	26.1%	26.4%

Earnings Call/Webcast

The Company will conduct its fourth quarter 2024 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, March 13, 2025. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 833-470-1428 (United States) and enter access code 538548. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on March 13, 2025 through March 20, 2025. To access the rebroadcast, dial 866-813-9403 and enter access code 963139.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. We also sometimes refer to our booking pace. Booking pace is an industry term that we define as the estimated value of committed future bookings at a given point in time. Booking pace can be further separated into various segments, including group booking pace or business travel booking pace. All statements regarding our expected financial position, booking pace, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this press release and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Investment in hotel properties, net	$372,376,626	$354,919,106
Cash and cash equivalents	7,327,880	17,101,993
Restricted cash	21,382,595	9,134,347
Accounts receivable, net	7,525,356	5,945,724
Prepaid expenses, inventory and other assets	5,763,463	6,342,310
TOTAL ASSETS	$414,375,920	$393,443,480
LIABILITIES
Mortgage loans, net	$316,516,148	$315,989,194
Unsecured notes	658,766	1,536,809
Finance lease liabilities	23,201,751	—
Accounts payable and accrued liabilities	26,577,504	23,315,677
Advance deposits	3,734,825	2,614,981
Dividends and distributions payable	2,088,160	2,088,160
TOTAL LIABILITIES	$372,777,154	$345,544,821
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,464,100 shares issued and outstanding; aggregate liquidation preference each $44,655,050, at December 31, 2024 and December 31, 2023, respectively.	14,641	14,641
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,346,110 shares issued and outstanding; aggregate liquidation preference each $40,940,681, at December 31, 2024 and December 31, 2023, respectively.	13,461	13,461
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,163,100 shares issued and outstanding; aggregate liquidation preference each $35,674,458, at December 31, 2024 and December 31, 2023, respectively.	11,631	11,631
Common stock, par value $0.01, 69,000,000 shares authorized, 19,849,165 shares issued and outstanding at December 31, 2024 and 19,696,805 shares issued and outstanding at December 31, 2023.	198,492	196,968
Additional paid-in capital	175,372,798	175,779,222
Unearned ESOP shares	(862,107)	(1,764,507)
Distributions in excess of retained earnings	(131,695,891)	(125,021,013)
Total Sotherly Hotels Inc. stockholders’ equity	43,053,025	49,230,403
Noncontrolling interest	(1,454,259)	(1,331,744)
TOTAL EQUITY	41,598,766	47,898,659
TOTAL LIABILITIES AND EQUITY	$414,375,920	$393,443,480

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$27,599,988	$26,833,037	$119,079,903	$114,748,834
Food and beverage department	9,213,415	9,459,507	36,626,906	35,231,959
Other operating departments	7,138,105	5,855,541	26,187,478	23,857,264
Total revenue	43,951,508	42,148,085	181,894,287	173,838,057
EXPENSES
Hotel operating expenses
Rooms department	6,774,652	6,311,024	27,376,330	26,177,539
Food and beverage department	6,630,777	6,277,356	25,429,218	24,211,133
Other operating departments	1,918,947	2,212,299	9,428,889	9,031,960
Indirect	17,959,385	17,047,644	72,847,022	69,629,724
Total hotel operating expenses	33,283,761	31,848,323	135,081,459	129,050,356
Depreciation and amortization	4,933,118	4,732,225	19,380,906	18,788,748
Gain on disposal of assets	—	—	—	(4,700)
Corporate general and administrative	1,819,995	1,619,882	6,788,460	7,078,222
Total hotel operating expenses	40,036,874	38,200,430	161,250,825	154,912,626
NET OPERATING INCOME	3,914,634	3,947,655	20,643,462	18,925,431
Other income (expense)
Interest expense	(5,651,055)	(4,719,497)	(20,882,681)	(17,588,091)
Interest income	114,573	209,868	692,756	802,183
Other income	118,076	456,388	489,267	456,388
Loss on early extinguishment of debt	—	—	(241,878)	—
Realized gain on hedging activities	—	—	1,041,994	—
Unrealized gain (loss) on hedging activities	181,464	(685,995)	(937,783)	(737,682)
PPP debt forgiveness	—	—	—	275,494
Gain on sale of assets	—	—	4,400	—
Gain on involuntary conversion of assets	235,234	39,667	502,808	1,371,041
Net (loss) income before income taxes	(1,087,074)	(751,914)	1,312,345	3,504,764
Income tax (provision) benefit	(30,504)	(17,732)	(132,491)	304,947
Net (loss) income	(1,117,578)	(769,646)	1,179,854	3,809,711
Add: Net income (loss) attributable to noncontrolling interest	78,375	80,990	122,515	131,710
Net (loss) income attributable to the Company	(1,039,203)	(688,656)	1,302,369	3,941,421
Undeclared distributions to preferred stockholders	(1,994,313)	(1,994,313)	(7,977,250)	(7,977,250)
Net loss attributable to common stockholders	$(3,033,516)	$(2,682,969)	$(6,674,881)	$(4,035,829)
Net loss per share attributable to common stockholders:
Basic	$(0.16)	$(0.14)	$(0.34)	$(0.22)
Diluted	$(0.16)	$(0.14)	$(0.34)	$(0.22)
Weighted average number of common shares outstanding
Basic	19,444,027	19,136,558	19,417,448	18,843,032
Diluted	19,444,027	19,136,558	19,417,448	18,843,032

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2024 and 2023, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms of the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences, during the three and twelve months ended December 31, 2024 and the corresponding periods in 2023.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Actual Portfolio Metrics
Occupancy %	64.6%	60.4%	67.4%	63.5%
ADR	$166.78	$173.20	$173.25	$177.74
RevPAR	$107.68	$104.69	$116.78	$112.84
Composite Portfolio Metrics
Occupancy %	64.1%	60.0%	67.2%	62.8%
ADR	$170.10	$177.07	$177.56	$182.97
RevPAR	$108.99	$106.25	$119.26	$114.96

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2024, 2023, and 2022, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2024	Q4 2023	Q4 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	71.2%	63.9%	60.5%
	72.4%	69.2%	65.7%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	65.2%	64.8%	62.9%
	67.7%	70.0%	68.8%
DoubleTree by Hilton Laurel Laurel, Maryland	56.6%	53.2%	57.6%
	57.1%	57.8%	59.7%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	68.0%	58.5%	60.9%
	64.7%	61.7%	64.6%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	70.1%	61.8%	47.9%
	67.9%	59.9%	60.6%
Georgian Terrace Atlanta, Georgia	59.2%	58.4%	59.8%
	57.8%	52.2%	51.8%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	58.1%	76.8%	72.9%
	78.1%	77.8%	76.3%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	63.0%	61.8%	57.3%
	72.3%	69.2%	62.2%
Hyatt Centric Arlington Arlington, Virginia	73.9%	67.0%	65.7%
	77.0%	74.5%	64.3%
The Whitehall Houston, Texas	55.5%	38.0%	34.5%
	59.4%	44.1%	40.0%
Lyfe Resort & Residences (1) Hollywood Beach, Florida	52.1%	54.3%	34.5%
	60.7%	51.9%	52.8%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	54.2%	47.3%	27.0%
	62.6%	46.4%	42.4%
All properties weighted average	64.1%	60.0%	56.5%
	67.2%	62.8%	60.0%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q4 2024	Q4 2023	Q4 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$198.93	$213.38	$213.72
	$209.24	$211.26	$211.49
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$143.59	$156.27	$160.82
	$140.85	$148.42	$146.53
DoubleTree by Hilton Laurel Laurel, Maryland	$124.18	$125.18	$121.18
	$128.94	$127.29	$117.20
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$131.32	$139.49	$150.63
	$139.27	$141.15	$140.94
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$179.72	$179.01	$189.20
	$187.58	$201.48	$206.18
Georgian Terrace Atlanta, Georgia	$170.99	$195.58	$200.04
	$177.93	$194.12	$198.90
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$160.91	$162.89	$162.40
	$175.16	$177.00	$165.11
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$181.10	$172.46	$174.23
	$185.96	$186.91	$183.90
Hyatt Centric Arlington Arlington, Virginia	$205.00	$210.64	$198.77
	$209.44	$207.98	$187.12
The Whitehall Houston, Texas	$149.29	$145.33	$163.23
	$153.50	$159.13	$150.17
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$272.47	$287.73	$377.71
	$297.70	$345.39	$420.53
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$248.39	$265.99	$299.55
	$271.51	$305.56	$381.07
All properties weighted average	$170.10	$177.07	$180.05
	$177.56	$182.97	$181.34

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q4 2024	Q4 2023	Q4 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$141.57	$136.46	$129.27
	$151.51	$146.23	$139.00
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$93.62	$101.29	$101.10
	$95.29	$103.90	$100.79
DoubleTree by Hilton Laurel Laurel, Maryland	$70.25	$66.54	$69.81
	$73.67	$73.55	$69.98
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$89.25	$81.60	$91.79
	$90.15	$87.13	$91.01
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$125.92	$110.63	$90.66
	$127.35	$120.70	$124.93
Georgian Terrace Atlanta, Georgia	$101.20	$114.17	$119.68
	$102.85	$101.33	$103.09
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$93.52	$125.08	$118.38
	$136.76	$137.75	$125.92
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$114.12	$106.59	$99.88
	$134.46	$129.39	$114.45
Hyatt Centric Arlington Arlington, Virginia	$151.54	$141.09	$130.59
	$161.35	$154.99	$120.33
The Whitehall Houston, Texas	$82.81	$55.25	$56.32
	$91.21	$70.25	$60.11
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$141.87	$156.18	$130.25
	$180.77	$179.23	$222.08
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$134.71	$125.69	$80.99
	$169.89	$141.93	$161.42
All properties weighted average	$108.99	$106.25	$101.73
	$119.26	$114.96	$108.87

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET (LOSS) INCOME TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net (loss) income	$(1,117,578)	$(769,646)	$1,179,854	$3,809,711
Depreciation and amortization - real estate	4,918,312	4,718,709	19,321,684	18,735,804
Gain on sale of assets	—	—	(4,400)	(4,700)
Gain on involuntary conversion of assets	(235,234)	(39,667)	(502,808)	(1,371,041)
FFO	3,565,500	3,909,396	19,994,330	21,169,774
Distributions to preferred stockholders	(1,994,313)	(1,994,313)	(7,977,250)	(7,977,250)
FFO attributable to common stockholders and unitholders	1,571,187	1,915,083	12,017,080	13,192,524
Amortization	14,806	13,516	59,222	52,944
ESOP and stock - based compensation	146,307	188,506	497,500	559,220
Loss on early debt extinguishment	—	—	241,878	—
Negative lease amortization	403,795	—	536,758	—
Unrealized loss (gain) on hedging activities	(181,464)	685,995	937,783	737,682
Adjusted FFO attributable to common stockholders and unitholders	1,954,631	2,803,100	$14,290,221	$14,542,370

Weighted average number of shares outstanding, basic	19,444,027	19,136,558	19,417,448	18,843,032

Weighted average number of non-controlling units	364,186	364,186	364,186	633,722

Weighted average number of shares and units outstanding, basic	19,808,213	19,500,744	19,781,634	19,476,754

FFO per common share and unit	$0.08	$0.10	$0.61	$0.68

Adjusted FFO per common share and unit	$0.10	$0.14	$0.72	$0.75

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net (loss) income	$(1,117,578)	$(769,646)	$1,179,854	$3,809,711
Interest expense	5,651,055	4,719,497	20,882,681	17,588,091
Interest income	(114,573)	(209,868)	(692,756)	(802,183)
Income tax provision	30,504	17,732	132,491	(304,947)
Depreciation and amortization	4,933,118	4,732,225	19,380,906	18,788,748
EBITDA	9,382,526	8,489,940	40,883,176	39,079,420
PPP loan forgiveness	—	—	—	(275,494)
Other income	(118,076)	(456,388)	(489,267)	(456,388)
Loss on early debt extinguishment	—	—	241,878	—
Gain on sale of assets	—	—	(4,400)	(4,700)
Gain on involuntary conversion of assets	(235,234)	(39,667)	(502,808)	(1,371,041)
Subtotal	9,029,216	7,993,885	40,128,579	36,971,797
Corporate general and administrative	1,819,995	1,619,882	6,788,460	7,078,222
Realized and unrealized (gain) loss on hedging activities	(181,464)	685,995	(104,211)	737,682
Hotel EBITDA	$10,667,747	$10,299,762	$46,812,828	$44,787,701

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net (Loss) Income to EBITDA and Hotel EBITDA

	2025 Guidance
	Low Range	High Range

Net (loss) income	$(676)	$129
Interest expense	23,475	23,495
Interest income	(300)	(300)
Income tax provision	130	130
Depreciation and amortization	19,250	19,250

EBITDA	41,879	42,704
Unrealized gain on hedging activities	(185)	(185)
Corporate general and administrative	7,135	7,100

Hotel EBITDA	$48,829	$49,619

Reconciliation of Outlook of Net (Loss) Income to FFO and Adjusted FFO

	2025 Guidance
	Low Range	High Range

Net (loss) income	$(676)	$129
Depreciation and amortization	19,190	19,190

FFO	18,514	19,319
Distributions to preferred stockholders	(7,975)	(7,975)

FFO attributable to common stockholders and unitholders	10,539	11,344
Depreciation and amortization	60	60
Negative amortization on ground lease	830	830
Unrealized gain on hedging activities	(185)	(185)
ESOP & stock-based compensation	300	300
Adjusted FFO attributable to common stockholders and unitholders	$11,544	$12,349

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per common share and unit), Adjusted FFO (including Adjusted FFO per common share and unit), EBITDA and Hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, and adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents Adjusted FFO, including Adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, management contract termination costs, operating asset depreciation and amortization, gain or loss on a change in control, ESOP and stock compensation expenses and negative lease amortization on our finance ground lease obligation. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) realized or unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) other income at the properties, (10) loss on early debt extinguishment, (11) Paycheck Protection Program (PPP) debt forgiveness, (12) gain on exercise of development right, (13) corporate general and administrative expense, and (14) other income not related to our wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of Hotel EBITDA may be different from similar measures calculated by other REITs.